CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the EntrepreneurShares Series Trust and to the use of our report dated August 29, 2022 on the financial statements and financial highlights of ERShares Global Entrepreneurs, ERShares US Small Cap, and ERShares US Large Cap, each a series of shares of beneficial interest in EntrepreneurShares Series Trust. Such financial statements and financial highlights appear in the June 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 26, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the EntrepreneurShares Series Trust and to the use of our report dated August 29, 2022 on the financial statements and financial highlights of ERShares Entrepreneurs ETF and ERShares NextGen Entrepreneurs ETF, each a series of shares of beneficial interest in EntrepreneurShares Series Trust. Such financial statements and financial highlights appear in the June 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 26, 2022